SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


(  )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(xx)  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12



                       Bowater Incorporated
          (Name of Registrant as Specified In Its Charter)



          (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (Check the appropriate box):

(xx)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

* Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

( ) Filing Fee of $          was previously paid on           , 199 ,
    the date the Preliminary Proxy Statement was filed.

(Bowater logo appears here)

                                                                                       Bowater Incorporated
                                                                                       55 East Camperdown Way
                                                                                       Post Office Box 1028
                                                                                       Greenville, SC 29602
                                                                                       April 4, 1994

To All Shareholders:
     You are cordially invited to attend the Annual Meeting of Shareholders of Bowater Incorporated (the "Company"), which will be held at the Omni Hotel, 222 East Third Street, Charlotte, North Carolina, on Wednesday, May 25, 1994, at ten thirty in the morning. All holders of the Company's outstanding Common Stock and Depository Shares, each representing a one-fourth interest in the Company's 7% PRIDES, Series B Convertible Preferred Stock, of record at the close of business on March 28, 1994, are entitled to notice of and to vote at the Annual Meeting.
     Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting and shareholders will have an opportunity to ask questions.
     Upon adjournment of the Annual Meeting, a number of the directors and officers will be available to confer informally with shareholders.
     We hope that you will be at the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy promptly in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.
     The Company's Annual Report for 1993 is included in this package, and we urge you to read it carefully.
                                         Sincerely yours,
                                         (Signature of A. P. Gammie)
                                         A. P. GAMMIE
                                         CHAIRMAN OF THE BOARD AND
                                           CHIEF EXECUTIVE OFFICER
                   The attached proxy statement is printed on
                  recycled paper manufactured by the Company.

                              BOWATER INCORPORATED
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 25, 1994
     The 1994 Annual Meeting of Shareholders of BOWATER INCORPORATED (the "Company") will be held at the Omni Hotel, 222 East Third Street, Charlotte, North Carolina, on Wednesday, May 25, 1994, at ten thirty a.m. for the following purposes:
          (1) To elect four directors, each for a term of three years;
          (2) To ratify the appointment of KPMG Peat Marwick as the Company's independent auditors for the year ending December 31, 1994; and
          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
     Holders of Common Stock and Depository Shares, each representing a one-fourth interest in the Company's 7% PRIDES, Series B Convertible Preferred Stock, of record at the close of business on March 28, 1994, are entitled to notice of and to vote at the Annual Meeting.
                                            By order of the Board of Directors,
                                            (Signature of Wendy C. Shiba)
                                            WENDY C. SHIBA
                                            SECRETARY
Greenville, South Carolina
April 4, 1994
SHAREHOLDERS ARE URGED TO EXECUTE AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE
                                   PROVIDED.

                              BOWATER INCORPORATED
                                 P. O. BOX 1028
                             55 EAST CAMPERDOWN WAY
                        GREENVILLE, SOUTH CAROLINA 29602
                                PROXY STATEMENT
                              DATED APRIL 4, 1994
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 10:30 A.M. ON MAY 25, 1994
                                   OMNI HOTEL
                             222 EAST THIRD STREET
                           CHARLOTTE, NORTH CAROLINA
     The only securities of Bowater Incorporated (the "Company") eligible to vote at the Annual Meeting are the shares of its common stock, par value $1 per share (the "Common Stock"), and 7% PRIDES, Series B Convertible Preferred Stock, par value $1 per share ("Series B Stock"). 36,473,069 shares of Common Stock and 1,223,404 shares of Series B Stock were outstanding on March 28, 1994, the record date for the Annual Meeting. Each share of Series B Stock is deposited with Trust Company Bank, as depositary, and is represented by four depositary shares (each a "Depositary Share"). Each share of Common Stock outstanding on the record date will be entitled to one vote at the Annual Meeting and each share of Series B Stock outstanding on the record date will be entitled to 3 1/5 votes at the Annual Meeting (this equates to 4/5 of a vote at the Annual Meeting for each Depositary Share outstanding on the record date). Only holders of record at the close of business on March 28, 1994, will be eligible to vote at the Annual Meeting. The enclosed form of proxy is solicited on behalf of the Company and has been approved by the Board of Directors. The approximate date of mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and proxy card is April 4, 1994.
     Shares represented by proxies in the accompanying form will be voted in accordance with instructions indicated thereon. If no contrary instruction is indicated, shares represented by the proxies will be voted FOR the election of the four nominees named below to serve as directors for the three-year term indicated, and FOR ratification of the appointment of KPMG Peat Marwick as independent auditors for the Company for the year ending December 31, 1994. Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, and if the size of the Board of Directors is not thereupon reduced, it is intended that the persons acting under the proxy will vote for the election of another person recommended by the Nominating Committee and nominated by the Board of Directors. The Company has no reason to believe that any of the four nominees will be unable or unwilling to serve if elected to office.
     Aside from the election of four directors and ratification of the selection of the Company's independent auditors, the Company does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, or any of adjournments thereof, the person or persons voting the proxies will vote them in accordance with their best judgment on those matters.
     Execution of the enclosed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, or by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting his or her shares in person (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy). No such notice of revocation or later-dated proxy, however, will be effective until received by the Secretary of the Company at or prior to the Annual Meeting. Directors are elected by a plurality of votes. The affirmative vote of the holders of a majority of the shares that are present in person or represented by proxy at the Annual Meeting is required to approve the ratification of independent auditors, and to act on any other matters properly brought before the Annual Meeting.

In certain circumstances, a shareholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist when (1) a shareholder abstains from voting, or (2) shares are represented at the Annual Meeting by a proxy conferring authority to vote on certain matters but not on other matters to be voted on at the Annual Meeting. Under Delaware Law, abstentions from voting will be included for purposes of determining whether the requisite number of affirmative votes are received on any matters submitted to the shareholders for vote and, accordingly, will have the same effect as a vote withheld on the election of directors or a vote against other matters submitted to the shareholders for vote. Shares not voted on one or more but less than all such matters on proxies returned by brokers or others will be treated as not represented at the Annual Meeting as to such matter or matters not voted upon and, therefore, have no effect upon the vote.
                                   ITEM NO. 1
                             ELECTION OF DIRECTORS
                     INFORMATION ON NOMINEES AND DIRECTORS
     The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III. Each class consists as nearly as possible of one-third of the total number of directors, and one class is elected each year for a three-year term. The term of the Class I directors expires this year and the successors are to be elected at the Annual Meeting for a three-year term expiring in 1997. The terms of the Class II and Class III directors do not expire until 1995 and 1996, respectively.
     The following information is provided for the four nominees comprising the Class I directors, and also for the Class II and Class III directors.
         NOMINEES FOR DIRECTOR TO BE ELECTED AT THE 1994 ANNUAL MEETING
                                   (CLASS I)

ANTHONY P. GAMMIE............................  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF THE
  Age: 59                                      COMPANY -- Mr. Gammie became Chairman of the Board in January
  Director since 1979                          1985, and has been Chief Executive Officer of the Company since
                                               January 1983. He was President from January 1983 to July 1, 1992.
                                               He was President of the Company's Pulp and Paper Group from August
                                               1981 to December 1982, and Executive Vice President of the Company
                                               from 1979 to 1982. He was a director of Bowater plc* until July
                                               1984, and prior to being transferred to the United States at the end of 1978, he was Chairman and Managing Director of Bowater
                                               United Kingdom Limited. He is also a director of Alumax Inc. and
                                               The Bank of New York.
H. GORDON MACNEILL...........................  CHAIRMAN OF JANNOCK LIMITED -- Mr. MacNeill has been
  Age: 68                                      Chairman of Jannock Limited, a diversified manufacturing company,
  Director since 1986                          since 1990, prior to which he had served as President and Chief
                                               Executive Officer since 1976. Mr. MacNeill is also a director of
                                               Home Oil Company Limited and Interprovincial Pipe Lines System,
                                               Inc.
RICHARD BARTH................................  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
  Age: 62                                      CIBA-GEIGY CORPORATION -- Mr. Barth became Chairman of Ciba-Geigy
  Director since 1991                          Corporation, a diversified chemical products company, in July
                                               1990. He has been President and Chief Executive Officer of
                                               Ciba-Geigy Corporation since 1986, Chief Financial Officer from
                                               1979 to 1986 and Secretary and General Counsel from 1974 to 1986 and from 1970 to 1986, respectively. He is a director of The Bank of New York.

                                       2

JAMES WHITE..................................  CHAIRMAN OF AEROSPACE COMPOSITE TECHNOLOGIES LTD. --
  Age: 56                                      Mr. White became Chairman of Aerospace Composite Technologies
  Director since 1993                          Ltd., an aerospace components company, in August 1993. He was
                                               Chairman of Ashley Group plc from July 1988 to February 1994.
                                               Prior to that he was Chairman and Chief Executive Officer of Bunzl plc from 1988 to 1990 and was its Chief Executive Officer from
                                               1982 to 1988. He is a director of the following U.K. companies:
                                               SmithKline Beecham plc, Redland plc, Lucas Industries plc, Perry
                                               Group plc, and Miller Insurance Group.

        DIRECTORS SERVING UNTIL THE 1995 ANNUAL MEETING OF SHAREHOLDERS
                                   (CLASS II)

HUGH D. AYCOCK...............................  RETIRED PRESIDENT, CHIEF OPERATING OFFICER OF NUCOR
  Age: 63                                      CORPORATION -- Mr. Aycock was President, Chief Operating Officer
  Director since 1987                          and a director of Nucor Corporation, a steel and steel products company, from 1984 to 1991. He previously held various management positions, including that of General Manager, at Nucor Corporation operating units. Mr. Aycock serves as a director of Nucor
                                               Corporation.
DONALD R. MELVILLE...........................  RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF NORTON
  Age: 67                                      COMPANY -- Mr. Melville was Chief Executive Officer of Norton
  Director since 1984                          Company, a diversified manufacturing company, from 1980 until his retirement at the end of 1987. He was Chairman from 1985 to 1987,
                                               President from 1979 to 1986 and Executive Vice President from 1971 to 1979. He is a director of The Perkin-Elmer Corporation and
                                               Acme-Cleveland Corporation.
RICHARD LASTER...............................  CHAIRMAN AND DIRECTOR OF DNA PLANT TECHNOLOGY
  Age: 70                                      CORPORATION -- Mr. Laster became Chairman of DNA Plant Technology
  Director since 1984                          Corporation, an agricultural biotechnology company, in 1988 and was its President from 1982 to 1991 and its Chief Executive
                                               Officer from 1982 to 1992. From 1974 to 1982, he was Executive
                                               Vice President and a director of General Foods Corp.
RICHARD D. MCDONOUGH.........................  VICE CHAIRMAN OF THE BOARD OF THE COMPANY --
  Age: 62                                      Mr. McDonough has served as Vice Chairman of the Company since
  Director since 1979**                        July 1992. Mr. McDonough served as Chief Financial Officer of the
                                               Company from March 1979 to June 1993 and as Senior Vice
                                               President-Finance of the Company from March 1979 to June 1992. He was formerly a Vice President of Singer Company, where he was employed from 1963 to 1979. Mr. McDonough also serves as a director of Geo International, Inc.

        DIRECTORS SERVING UNTIL THE 1996 ANNUAL MEETING OF SHAREHOLDERS
                                  (CLASS III)

FRANCIS J. AGUILAR...........................  PROFESSOR, HARVARD UNIVERSITY GRADUATE SCHOOL OF
  Age: 61                                      BUSINESS -- Professor Aguilar has been a faculty member at the
  Director since 1984                          Harvard University Graduate School of Business since 1967. Dr.
                                               Aguilar is a director of Dynamics Research Corporation and
                                               Burr-Brown Corporation, and also acts as an independent business consultant.

                                       3

JOHN A. ROLLS................................  PRESIDENT AND CHIEF EXECUTIVE OFFICER OF DEUTSCHE BANK
  Age: 52                                      NORTH AMERICA -- Mr. Rolls joined Deutsche Bank North America, an
  Director since 1990                          international banking company, in his current position on November
                                               9, 1992. Prior to that time, Mr. Rolls had been Executive Vice
                                               President and Chief Financial Officer of United Technologies
                                               Corporation, an aerospace and climate control systems company, since July 1986. Prior to that he was Senior Vice President and
                                               Chief Financial Officer with RCA Corporation.
KENNETH M. CURTIS............................  PRESIDENT OF MAINE MARITIME ACADEMY  -- Mr. Curtis has held
  Age: 63                                      this position at Maine Maritime Academy, a college, since 1986.
  Director since 1993                          Since 1975 he has been a partner in the Portland, Maine, law firm of Curtis Thaxter Stevens Broder & Micoleau. He was formerly
                                               Secretary of State of Maine from 1965 to 1966, Governor of Maine from 1966 to 1974, and U.S. Ambassador to Canada from 1979 to
                                               1981. Mr. Curtis is a director of New England Telephone and Key
                                               Corp.

 * Bowater plc is the former parent company of the Company, but since 1984 the two companies have not been affiliated.
** Served on the Board of Directors of the Company from date indicated to March
   1981, as well as from January 1983 to date.
BOARD AND COMMITTEE MEETINGS
     The Board of Directors met nine times during 1993. The Board has an Audit Committee consisting of Messrs. Rolls, Curtis, and White, a Nominating Committee consisting of Messrs. Aguilar, Aycock, and Melville, a Human Resources and Compensation Committee consisting of Messrs. Melville, Barth, and Laster, a Pension Plan Committee consisting of Messrs. Laster, Aycock, MacNeill, and McDonough, a Finance Committee consisting of Messrs. Barth, MacNeill, Rolls, and McDonough, and an Executive Committee consisting of Messrs. Gammie and McDonough.
     The Audit Committee, which met three times in 1993, reviews the scope and results of the annual audit of the Company, approves the non-audit services rendered by the independent auditors to the Company and considers the effect of such services on the independence of such auditors, recommends to the Board independent auditors for the ensuing year (subject to ratification by the shareholders), and reviews the accounting policies of the Company and the Company's systems of internal controls and internal auditing procedures.
     The Nominating Committee, which met twice in 1993, considers candidates for membership on the Board of Directors and recommends to the Board nominees for election as directors. Recommendations from shareholders will be considered by the Nominating Committee. Shareholders desiring to make a recommendation to the Nominating Committee should submit the name and business background of each proposed nominee to the attention of the Secretary of the Company at the Company's principal office no later than November 28, 1994.
     The Human Resources and Compensation Committee, which met five times in 1993, recommends to the Board proposals for adoption, amendment, or termination of the Company's employee benefits programs, administers executive bonus plans and awards and stock option plans and grants thereunder, reviews programs followed by management in developing executive resources for current and future operations, and reviews and approves the compensation of officers and certain other executives of the Company.
     The Pension Plan Committee, which met four times in 1993, provides oversight and direction of the Company's pension plans, savings plans, and other benefit plans. It recommends to the Board the selection of trustees and the amount of contributions to be made by the Company under the plans. This committee also reviews and approves the adoption of actuarial or accounting methods or assumptions under the plans, and reviews the action of management in establishing investment policy, approving investment managers, and administering the plans.
                                       4

     The Finance Committee, which met three times in 1993, reviews and oversees the financial affairs of the Company.
     The Executive Committee meets from time to time to make decisions between meetings of the Board pursuant to authority delegated by the Board of Directors.
     All directors attended at least 75% of the aggregate of the meetings of the Board of Directors and of Board committees on which they served in 1993. DIRECTOR COMPENSATION
     Each director who is not an employee of the Company received in 1993 an annual retainer of $20,000, a fee of $1,000 for each Board meeting attended, and $800 for each Board committee meeting attended. Each director was reimbursed for reasonable expenses, including but not limited to, transportation and lodging, incurred in attending meetings.
  DIRECTORS' DEFERRED COMPENSATION PLAN
     In February 1989, the Company adopted a Directors' Deferred Compensation Plan (the "Deferred Plan"), which permits members of the Board of Directors of the Company who are not employees of the Company ("Outside Directors") to elect irrevocably to defer receipt of all or a part of their annual retainer and meeting fees. A participating Director will have his Deferred Plan account credited with the number of shares of Common Stock, including fractional shares, having a value (with a 5% discount) equivalent to the amount of compensation deferred on that date. Whenever dividends are paid on shares of Common Stock, each participant's account will be credited with additional shares having an undiscounted value equal to the amount of the dividend paid on a single share of such stock, multiplied by the number of shares of Common Stock, including fractional shares, credited to the participant's account on the dividend record date.
     A participant in the Deferred Plan may elect at the time of deferral to have the balance of his Deferred Plan Account distributed to him (i) as soon as possible, or (ii) in a stated number of years, after he ceases to be an Outside Director.
     Although a participant's account will be credited with shares of stock, there is no requirement that the Company acquire, hold, or identify shares of Common Stock or any other specific asset, nor will amounts credited to a participant's account under the Deferred Plan be segregated or be deemed to be in any form of trust. Distribution to a participant shall consist of the number of whole shares of Common Stock credited to the participant's account on the date of distribution, and cash in the amount of the value of fractional shares (if any) credited to the account on that date. The Deferred Plan is administered by the Executive Committee of the Board of Directors.
  RETIREMENT PLAN FOR OUTSIDE DIRECTORS
     The Company has adopted a Retirement Plan for Outside Directors, effective July 1, 1988 (the "Outside Directors Retirement Plan", or "Plan"). All of the Company's current Outside Directors participate in the Plan. The Plan provides for normal retirement benefits equal to 10% of the participant's annualized retainer at the termination of service multiplied by the participant's years of service as an Outside Director of the Company up to a maximum of ten years. Normal retirement benefits may begin at age 65 after the completion of five or more years of service, although early retirement is permitted in certain cases. Participants who elect early commencement of benefit payments after early retirement receive a reduced benefit.
     The Outside Directors Retirement Plan is not a qualified plan that must be funded under ERISA. The Plan provides that a participant who was an Outside Director immediately prior to a change in control of the Company who is removed from or not renominated to his directorship following such change in control shall be entitled to early retirement benefits under the Plan regardless of age or years of service.
                                       5

                 CERTAIN INFORMATION CONCERNING STOCK OWNERSHIP
     The Company knows of no person who, or group that, owns beneficially more than 5% of the outstanding shares of Series B Stock of the Company as of March 10, 1994. The Company knows of no person who, or group that, owns beneficially more than 5% of the outstanding shares of Common Stock of the Company as of March 10, 1994, except as set forth below:

       NAME AND ADDRESS           TITLE OF     AMOUNT AND NATURE OF     PERCENT OF
     OF BENEFICIAL OWNER           CLASS       BENEFICIAL OWNERSHIP       CLASS
FMR Corp.(1)                        Common          3,347,400(1)            9.2%
82 Devonshire Street
Boston, Massachusetts 02109
J. P. Morgan & Co.(2)               Common          4,959,100(2)           13.6%
60 Wall Street
New York, New York 10260
Wisconsin Investment Board          Common          2,106,329(3)            5.8%
121 East Wilson Street
Madison, Wisconsin 53703
Franklin Resources, Inc.(4)         Common          1,932,300(4)            5.3%
777 Mariners Island Boulevard
San Mateo, California 94404

(1) In an Amendment No. 2 to a Schedule 13G dated February 11, 1994, FMR Corp. reported that: (i) Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 3,116,100 of the shares shown, as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940; (ii) Fidelity Capital Appreciation Fund, an investment company, 82 Devonshire Street, Boston, MA 02109, owns 2,250,000 of the shares shown; (iii) Edward C. Johnson, III, Chairman of FMR Corp. and owner of 34% of its outstanding voting common stock, has sole power to dispose of 3,116,100 of the shares shown; (iv) the power to direct the voting with respect to these 3,116,100 shares resides in the investment companies which own such shares; (v) Fidelity Management Trust Company ("Trust"), 82 Devonshire Street, Boston, MA 02109, a bank which is a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 231,300 of the shares shown, as the result of its serving as investment manager of institutional accounts; (vi) FMR Corp., through its control of Trust, has sole dispositive power with respect to 231,300 of the shares and sole voting power with respect to 220,800 shares owned by the institutional accounts as described above.
(2) J. P. Morgan & Co., in its capacity as investment manager, reported in an Amendment No. 2 to a Schedule 13G dated December 31, 1993, that it has sole voting power as to 3,020,700 of these shares, shared voting power as to 2,200 of these shares, and sole dispositive power as to 4,958,500 of these shares. According to the Amendment No. 2 to a Schedule 13G, these shares may be held by subsidiaries of J.P. Morgan & Co., including Morgan Guaranty Trust Company of New York and J.P. Morgan Investment Management, Inc.
(3) State of Wisconsin Investment Board, an independent agency in the Executive Branch of Wisconsin State government responsible for management of retirement funds under the Wisconsin Retirement System, reported in an Amendment No. 6 to a Schedule 13G dated February 8, 1994, that it had sole voting and dispositive power as to all of the shares reported.
(4) Franklin Resources, Inc., reported in a Schedule 13G dated January 28, 1994, that it had sole voting power with respect to 1,909,000 of these shares, shared voting power with respect to 23,300 of these shares, and shared dispositive power with respect to 1,932,300 of these shares. The Schedule 13G reported that these shares are held by Franklin Resources, Inc., its subsidiaries, and companies under control with them with respect to the exercise of investment discretion.
                                       6

     No director or officer owns any Series B Stock. As of March 10, 1994, ownership of Common Stock by each of the directors and nominees for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company, as a group, was as follows:

                                         AMOUNT AND NATURE OF
        NAME OF             TITLE OF          BENEFICIAL          PERCENT OF
    BENEFICIAL OWNER         CLASS           OWNERSHIP(1)          CLASS(2)
A. P. Gammie                  Common           415,568.69(3)         1.1%
D. G. McMaster                Common           217,341.44(4)            *
R. D. McDonough               Common           184,715.08(5)            *
D. E. Mclntyre                Common            77,783.14(6)            *
R. J. Pascal                  Common            70,042.85(7)            *
R. C. Lancaster               Common            63,227.99(8)            *
F. J. Aguilar                 Common            19,937.58(9)            *
H. D. Aycock                  Common            7,259.54(10)            *
R. Barth                      Common            4,161.12(11)            *
K. M. Curtis                  Common            1,000.00(12)            *
R. Laster                     Common            8,069.87(13)            *
H. G. MacNeill                Common            8,597.01(14)            *
D. R. Melville                Common            7,998.86(15)            *
J. A. Rolls                   Common            5,407.46(16)            *
J. White                      Common            1,505.69(17)            *
Directors and Executive       Common        1,429,932.05(18)         3.8%
Officers as a Group
(26 persons)

* Represents holdings of less than 1%.
 (1) In addition, amounts may have accrued to the accounts of the officers and directors under the Company's Salaried Employees Savings Plan (the "Savings Plan") since the date of the last Savings Plan statement.
 (2) Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, percentages of total outstanding shares have been computed on the assumption that shares that can be acquired within 60 days upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.
 (3) Includes 22,856.4062 shares owned in the Savings Plan and 368,825 shares that may be acquired under options exercisable within 60 days.
 (4) Includes 804.4429 shares owned in the Savings Plan and 212,000 shares that may be acquired under options exercisable within 60 days.
 (5) Mr. McDonough reported on a Form 5 following the close of the Company's 1993 fiscal year a transaction that should earlier have been reported on a Form 4. The number shown in the table includes 6,016.8699 shares owned in the Savings Plan and 178,000 shares that may be acquired under options exercisable within 60 days.
 (6) Includes 4,438.1444 shares owned in the Savings Plan and 73,345 shares that may be acquired under options exercisable within 60 days.
 (7) Includes 1,467.8464 shares owned in the Savings Plan and 68,275 shares that may be acquired under options exercisable within 60 days.
 (8) Includes 3,061.3872 shares owned in the Savings Plan, 57,550 shares that may be acquired under options exercisable within 60 days, and 115 shares owned by Mr. Lancaster's daughter.
                                       7

 (9) Includes 1,418.65 and 1,487.65 shares, respectively, held by Dr. Aguilar's daughters, Kim Aguilar and Anne-Marie Aguilar, as to which shares Dr. Aguilar disclaims beneficial ownership. Also includes 4,759.54 shares owned in the Directors' Deferred Compensation Plan.
(10) Includes 6,759.54 shares owned in the Directors' Deferred Compensation
     Plan.
(11) These shares are owned in the Directors' Deferred Compensation Plan.
(12) These shares are held in an individual retirement account.
(13) Includes 7,469.87 shares owned in the Directors' Deferred Compensation
     Plan.
(14) Mr. MacNeill reported a transaction late on a Form 4 during 1993. Includes 3,286.89 shares owned in the Directors' Deferred Compensation Plan.
(15) Includes 7,498.86 shares owned in the Directors' Deferred Compensation
     Plan.
(16) These shares are owned in the Directors' Deferred Compensation Plan.
(17) These shares are owned in the Directors' Deferred Compensation Plan.
(18) This total includes 56,263.1849 shares allocated to the account of those who are executive officers under the Savings Plan, 40,848.97 shares allocated under the Directors' Deferred Compensation Plan, and 782,369 shares that executive officers have the right to acquire within 60 days of March 10, 1994, upon the exercise of stock options. The beneficial ownership stated above represents sole voting and investment power, except as indicated in footnotes above. There are no arrangements known to the Company that may result at a subsequent date in a change of control of the Company.
                             EXECUTIVE COMPENSATION
     The following table sets forth information concerning all compensation paid by the Company and its subsidiaries, during the last three fiscal years ended December 31, 1993, to the Chief Executive Officer and to each of the five most highly compensated executive officers other than the CEO (such officers are referred to collectively as the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries during these fiscal years.
                                       8

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
           NAME AND                        ANNUAL COMPENSATION                 SECURITIES
      PRINCIPAL POSITION                                        BONUS          UNDERLYING           ALL OTHER
          DURING 1993             YEAR       SALARY ($)        ($)(1)         OPTIONS (#)        COMPENSATION ($)
A. P. Gammie: Chairman of         1993          575,000              0                 0                  22,437(2)
the Board and Chief               1992          550,000              0           135,000                  21,937(2)
Executive Officer                 1991          550,000         70,000            48,000                       *
D. G. McMaster: President         1993(3)       335,000              0                 0               1,134,900(4)
and Chief Operating Officer       1992          335,000              0            75,000                  14,197(4)
                                  1991          309,000         35,000            29,000                       *
R. D. McDonough: Vice             1993          315,000              0                 0                  12,532(5)
Chairman                          1992          305,000              0            60,000                  13,117(5)
                                  1991          292,000         35,000            24,000                       *
D. E. McIntyre: Vice              1993          217,000              0                 0                   8,647(6)
President-Pulp & Paper            1992          207,000         19,872            39,000                   8,968(6)
Manufacturing                     1991          189,300         30,288            14,000                       *
R. J. Pascal: Corporate Vice      1993          213,000              0                 0                   9,166(7)
President and President-          1992          206,000         12,360            39,000                   9,553(7)
Communication Papers Group        1991          198,000         75,082            14,000                       *
R. C. Lancaster: Senior Vice      1993          210,000              0                 0                   8,437(8)
President and Chief               1992          176,000         16,016            27,000                   9,529(8)
Financial Officer                 1991          160,000         28,000             8,000                       *

* Under SEC transition rules, no disclosure is required.
     (1) The amounts shown in this column include sums the receipt of which has been deferred pursuant to the Savings Plan or the Company's deferred compensation plan. Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any Named Executive Officer.
     (2) Amounts included under "All Other Compensation" for Mr. Gammie for 1993 consist of Company contributions of $20,300 under the Compensatory Benefits Plan (a Savings Plan excess benefits plan), and $2,137 in premiums paid for medical plan coverage to maintain a level of coverage not otherwise available under the Company's standard health plan; amounts included under this heading for 1992 consist of Company contributions of $19,800 under the Compensatory Benefits Plan and $2,137 in premiums paid for the medical plan coverage.
     (3) Dr. McMaster was President and Chief Operating Officer of the Company until December 31, 1993.
     (4) Pursuant to the terms of Dr. McMaster's employment agreement with the Company, upon his retirement he received: a severance payment in the amount of $1,065,000 and a car valued at $51,313.88. "All Other Compensation" for Dr. McMaster for 1993 also includes the Company's contribution of $8,994.00 under the Savings Plan, $2,137 in premiums to maintain a level of coverage not otherwise available under the Company's standard health plan, and Company contributions of $7,455 under the Compensatory Benefits Plan; amounts included under this heading for 1992 consist of Company contributions of $5,025 under the Savings Plan, $7,035 under the Compensatory Benefits Plan, and $2,137 in premiums paid for the medical plan coverage.
     (5) Amounts included under "All Other Compensation" for Mr. McDonough for 1993 consist of Company contributions of $3,855 under the Savings Plan, $6,540 under the Compensatory Benefits Plan, and
                                       9

         $2,137 in premiums paid for medical plan coverage to maintain a level of coverage not otherwise available under the Company's standard health plan; amounts included under this heading for 1992 consist of Company contributions of $5,490 under the Savings Plan, $5,490 under the Compensatory Benefits Plan and $2,137 in premiums paid for the medical plan coverage.
     (6) Amounts included under "All Other Compensation" for Mr. McIntyre for 1993 consist of Company contributions of $6,510 under the Savings Plan and $2,137 in premiums paid for medical plan coverage to maintain a level of coverage not otherwise available under the Company's standard health plan; amounts included under this heading for 1992 consist of Company contributions of $6,831 under the Savings Plan and $2,137 in premiums paid for the medical plan coverage.
     (7) Amounts included under "All Other Compensation" for Mr. Pascal for 1993 consist of Company contributions of $4,473 under the Savings Plan, $2,556 under the Compensatory Benefits Plan, and $2,137 in premiums paid for medical plan coverage to maintain a level of coverage not otherwise available under the Company's standard health plan; amounts included under this heading for 1992 consist of Company contributions of $4,944 under the Savings Plan, $2,472 under the Compensatory Benefits Plan and $2,137 in premiums paid for the medical plan coverage.
     (8) Amounts included under "All Other Compensation" for Mr. Lancaster for 1993 consist of Company contributions of $6,300 under the Savings Plan and $2,137 in premiums paid for medical plan coverage to maintain a level of coverage not otherwise available under the Company's standard health plan; amounts included under this heading for 1992 consist of Company contributions of $7,392 under the Savings Plan and $2,137 in premiums paid for the medical plan coverage.
STOCK OPTIONS
     The following table sets forth information concerning the value at the end of 1993 of unexercised options held by the Named Executive Officers to purchase the Company's Common Stock pursuant to options previously granted under the Company's stock option plans. None of the Named Executive Officers were granted or exercised any stock options during 1993.
       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

                                                                            NUMBER OF
                                                                            SECURITIES         VALUE OF UNEXERCISED
                                                                            UNDERLYING             IN-THE-MONEY
                                                                       UNEXERCISED OPTIONS*          OPTIONS*
                                                                          AT 12/31/1993        AT 12/31/1993 ($)(1)
                                                                           EXERCISABLE/            EXERCISABLE/
                                NAME                                      UNEXERCISABLE           UNEXERCISABLE
A. P. Gammie........................................................      341,825/98,175       156,601.88/97,865.63
D. G. McMaster......................................................      197,000/54,000        91,525.00/53,625.00
R. D. McDonough.....................................................      166,900/43,600       114,162.50/44,687.50
D. E. Mclntyre......................................................       73,345/21,255        45,689.88/29,225.62
R. J. Pascal........................................................       68,275/21,125        45,655.63/29,046.88
R. C. Lancaster.....................................................       57,550/14,950        28,308.75/20,556.25

* All SARs previously held by the above executives were cancelled without consideration in April 1992.
     (1) Based on the difference between the option exercise price and the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1993, of $23.00.
EMPLOYMENT AND SEVERANCE AGREEMENTS
     Each of the Named Executive Officers (except Dr. McMaster, whose employment agreement terminated on December 31, 1993) is a party to an employment agreement with the Company (the agreements as amended, except for that of Mr. McDonough, are referred to collectively as the "Employment Agreements"). The Employment Agreements continue in effect until either party gives thirty days' written notice of termination or until the
                                       10
death, disability, or retirement of the executive. In the event of a change in control (as defined in the Severance Agreements, as defined below), the term of the Employment Agreements continues for a period of not less than three years thereafter unless the termination is at the executive's election for other than "Good Reason" (as that term is defined in the Severance Agreements). Each Employment Agreement provides for payment of an annual base salary (see Summary Compensation Table) and for the executive's participation in the Company's various bonus and benefit plans as in effect from time to time while the Employment Agreements are in effect. Each of the Employment Agreements provides for lump sum severance payments equal to two or three years of the executive's base salary, as well as a pro rata share of the most recent bonus paid to the executive, in the event the executive's employment is involuntarily terminated for reasons other than death, disability, retirement, or "cause", as defined in the Employment Agreement.
     In addition, each of the Named Executive Officers is a party to a severance agreement with the Company (the agreements as amended, except for that of Mr. McDonough, are referred to collectively as the "Severance Agreements"). The Severance Agreements provide for certain termination benefits in the event of a change in control (as defined in the Severance Agreements). The Severance Agreements generally have a three year term which, at the end of each year of the term, is automatically extended for an additional year unless either party has notified the other of a contrary intent or that the executive's employment agreement has terminated. Upon a change in control (if the executive's employment shall not have been terminated prior to the change in control under the provisions of an Employment Agreement), the term of the Severance Agreement is extended for a period of not less than three years from the date of the change in control. In the event the executive's employment is terminated following a change in control while the Severance Agreement is in effect (except for a termination due to death, disability, or retirement, or for "cause" as defined in the Severance Agreements) or the executive elects to terminate his employment under certain specified circumstances, the executive may elect to receive, in lieu of any severance payments provided in his Employment Agreement, an amount that varies from two to three times: (i) the executive's annual base salary on the effective date of the termination (or, if higher, on the date immediately prior to the change in control); plus (ii) the largest annual bonus awarded to the executive during the five fiscal years immediately preceding the year in which the change in control occurred or, if higher, the amount the executive would have been awarded under the bonus plan in effect immediately prior to the change in control for the fiscal year in which the change in control occurred had he continued in the Company's employ at the same salary level and position as immediately before the change in control; plus (iii) the largest annual contribution made by the Company to the Company's Savings Plan on the executive's behalf during the five fiscal years immediately preceding the year in which the change in control occurred or, if higher, the amount of the contribution the Company would have made to such plan on the executive's behalf for the fiscal year in which the change in control occurred had he continued in the Company's employ at the same base salary level as immediately prior to the change in control had he elected to contribute to the plan the same percentage of his base salary as he was contributing on such date. In addition, the executive will be entitled to an amount that varies from twenty percent to thirty percent of the executive's annual base salary on the effective date of the termination or, if higher, on the date immediately prior to the change in control, as compensation for medical, life insurance, and other benefits lost as a result of the termination of employment. In addition, the executive will be entitled to a pro rata portion of an annual bonus computed in the manner specified in (ii) above. If the number of years from termination of employment to the executive's Normal Retirement Date under the Company's Retirement Plan is less than the multiplier specified in his Severance Agreement, the payments are reduced. The foregoing amounts are payable in a lump sum within ten days after termination of employment unless the executive has elected to receive such payments in a specified number of equal annual installments. The Severance Agreements also provide a terminated executive with out-placement assistance, and a gross-up reimbursement of excise taxes which may become due under Section 4999 of the Internal Revenue Code of 1986 (the "Code"), based on the determination of an independent auditor. In addition, the Severance Agreements provide that Company will pay or provide to certain of the executives, or their widows or children, as the case may be, the amounts and benefits, at the times and in the manner that would have been received, assuming certain conditions, under the Company's Retirement Plan and Supplemental Benefit Plan in effect immediately prior to the change in control and assuming the executive had continued in the employ of the Company for the term of the Severance Agreement. The Code denies an income tax deduction to a company for payments that are contingent upon a change in control if and to the extent
                                       11
that the payments have a present value equal to or greater than 300% of the employee's average annual taxable compensation for the preceding five years.
     In connection with Mr. McDonough's anticipated retirement, his employment and severance agreements were modified for the purposes of, among other matters, setting the term of his employment and severance agreements, fixing his entitlement to benefits under the Company's retirement plans and fixing his entitlement to exercise rights granted under the Company's stock incentive plans.
EMPLOYEES RETIREMENT PLAN
     The Bowater Incorporated Salaried Employees' Retirement Plan (the "Retirement Plan") provides defined retirement benefits for covered salaried employees and is qualified under the Code. In order to participate in the Retirement Plan, an employee must be at least 21 years old and have completed at least one year of service with the Company. Participants become 100% vested after completion of five years of service or attainment of age 65. The Retirement Plan provides for normal retirement benefits beginning at age 65, while permitting early retirement in certain cases. Normal annual retirement benefits are equal to .015 of the participant's average annual earnings (defined as the average annual earnings for the best 60 consecutive months in the 120 months preceding retirement or termination of employment) multiplied by the participant's years of service up to a maximum of 35 years, less 1/70 of the participant's annual primary Social Security benefit computed as of the normal retirement date multiplied by the participant's years of service up to a maximum of 35 years. Participants receive a reduced benefit if they elect early retirement. The definition of earnings includes base salary, overtime pay and bonuses awarded under the Annual Bonus Plan. Under current law, the maximum annual benefit payable to a participant under the Retirement Plan is $115,641 (applicable in 1993), subject to future cost of living adjustments to be set forth in governmental regulations.
     The Retirement Plan provides that, unless the Board of Directors determines otherwise, on the tenth day following the public announcement of a change in control, as defined in the Retirement Plan, (i) each participant will become 100% vested in his or her accrued benefits and (ii) the amounts payable to participants shall be automatically increased by percentages which are set annually by the Board of Directors, but not to exceed the available surplus in the Retirement Plan. The Retirement Plan also provides that the Board of Directors may revise or repeal this provision at any time prior to ten days following the public announcement of a change of control, or terminate the Retirement Plan, as the interests of the holders of the Company's Common Stock may require.
     The following table illustrates the total annual normal retirement benefits that would be provided under the benefit formula in the Retirement Plan in specified remuneration and years of service classifications, on a life annuity basis with five years guaranteed. The amounts in the table have not been reduced by any Social Security benefit or to reflect the $115,641 annual limit on Plan benefits under the Code. The table assumes retirement at the end of 1993. At that time, the individuals named in the Summary Compensation Table above will have had the following final average compensation* and number of years of service: Mr. Gammie, $609,552, 39 years; Dr. McMaster, $353,489, 13 years; Mr. McDonough, $339,680, 15 years; Mr. Mclntyre, $228,008, 7 years; Mr. Pascal, $242,753, 7 years; and Mr. Lancaster, $194,327, 9 years.
                                       12

                            RETIREMENT PLAN BENEFITS

FINAL AVERAGE     5 YEARS     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
COMPENSATION*     SERVICE     SERVICE      SERVICE      SERVICE      SERVICE      SERVICE      SERVICE
   $100,000       $ 7,500     $ 15,000     $ 22,500     $ 30,000     $ 37,500     $ 45,000     $ 52,500
    125,000         9,375       18,750       28,125       37,500       46,875       56,250       65,625
    150,000        11,250       22,500       33,750       45,000       56,250       67,500       78,750
    175,000        13,125       26,250       39,375       52,500       65,625       78,750       91,875
    200,000        15,000       30,000       45,000       60,000       75,000       90,000      105,000
    225,000        16,875       33,750       50,625       67,500       84,375      101,250      118,125
    250,000        18,750       37,500       56,250       75,000       93,750      112,500      131,250
    300,000        22,500       45,000       67,500       90,000      112,500      135,000      157,500
    350,000        26,250       52,500       78,750      105,000      131,250      157,500      183,750
    400,000        30,000       60,000       90,000      120,000      150,000      180,000      210,000
    450,000        33,750       67,500      101,250      135,000      168,750      202,500      236,250
    500,000        37,500       75,000      112,500      150,000      187,500      225,000      262,500
    600,000        45,000       90,000      135,000      180,000      225,000      270,000      315,000
    700,000        52,500      105,000      157,500      210,000      262,500      315,000      367,500
    800,000        60,000      120,000      180,000      240,000      300,000      360,000      420,000

* Average annual earnings for best 60 consecutive months in the 120 months preceding retirement.
SUPPLEMENTAL BENEFIT PLAN
     The Supplemental Benefit Plan (as amended and restated to date, referred to as the "Supplemental Benefit Plan"), benefits key employees designated by the Executive Committee of the Board of Directors. The Supplemental Benefit Plan provides for retirement benefits beginning at age 60 after 20 or less years of continuous service calculated at 50% of an employee's average earnings (defined as the average annual earnings for the best 36 consecutive months in the 60 months preceding retirement or termination of employment) subject to a reduction of 5/24 of 1% of those earnings for each month less than 20 years of continuous service by which the employee shall have been in the employ of the Company or an affiliate. This benefit is payable in monthly installments reduced each month by any amount which may be payable in such month to the employee under the Retirement Plan and the Bowater Incorporated Benefits Equalization Plan ("Benefits Equalization Plan") of the Company or any affiliate's pension plan, but is not reduced by amounts payable under Social Security. The term "earnings" is defined as base salary, overtime pay and bonuses awarded under the Annual Bonus Plan. Benefits for employees retiring after more than 20 years of continuous service are calculated under the same formula but using 60% of the employee's average earnings (as defined) subject to a reduction of 2/24 of 1% of such earnings for each month less than 30 years of continuous service. Those who elect to retire between the ages 50 and 60 receive a pension benefit reduced by 1/2 of 1% for each month that the retirement age is less than age 60. The Supplemental Benefit Plan provides for vesting of accrued benefits in the event of a change in control, termination or modification of the plan, or termination of employment of a covered employee not for cause, provided that benefits are vested under the Retirement Plan.
     The following table illustrates the total annual retirement benefits which would be provided under the Supplemental Benefit Plan in specified remuneration and years of service classifications, on a straight life annuity basis. The amounts in the table have not been reduced by any benefits payable under the Company's Retirement Plan or Benefits Equalization Plan, which is the practice as noted in the preceding paragraph. This table assumes retirement in 1993. At such time, the individuals listed in the Summary Compensation Table above had the following final average earnings and number of years of service: Mr. Gammie, $598,467, 39 years; Dr. McMaster, $349,718, 13 years; Mr. McDonough, $332,645,
15 years; Mr. McIntyre, $227,066, 7 years; Mr. Pascal, $255,889, 7 years; and Mr. Lancaster, $196,672, 9 years.
                                       13

                       SUPPLEMENTAL BENEFIT PLAN BENEFITS

FINAL AVERAGE     5 YEARS      10 YEARS     15 YEARS     20 YEARS     25 YEARS      30 OR MORE
  EARNINGS*       SERVICE      SERVICE      SERVICE      SERVICE      SERVICE      YEARS SERVICE
   $100,000       $ 12,500     $ 25,000     $ 37,500     $ 50,000     $ 55,000       $  60,000
    125,000         15,625       31,250       46,875       62,500       78,125          93,750
    150,000         18,750       37,500       56,250       75,000       82,500          90,000
    175,000         21,875       43,750       65,625       87,500      109,375         131,250
    200,000         25,000       50,000       75,000      100,000      110,000         120,000
    225,000         28,125       56,250       84,375      112,500      140,625         168,750
    250,000         31,250       62,500       93,750      125,000      137,500         150,000
    300,000         37,500       75,000      112,500      150,000      165,000         180,000
    350,000         43,750       87,500      131,250      175,000      192,500         210,000
    400,000         50,000      100,000      150,000      200,000      220,000         240,000
    450,000         56,250      112,500      168,750      225,000      281,250         337,500
    500,000         62,500      125,000      187,500      250,000      275,000         300,000
    600,000         75,000      150,000      225,000      300,000      330,000         360,000
    700,000         87,500      175,000      262,500      350,000      385,000         420,000
    800,000        100,000      200,000      300,000      400,000      440,000         480,000
    900,000        112,500      225,000      337,500      450,000      495,000         540,000

* Average annual earnings for best 36 consecutive months in the 60 months preceding retirement.
     The Supplemental Benefit Plan also provides certain additional disability and death benefits and for the continuation, after retirement, of certain amounts of life insurance and medical insurance coverage.
     In November 1990, the Company entered into a Benefits Conversion Agreement with Mr. Gammie. The Agreement converts benefits payable under the Supplemental Benefit Plan and the Benefits Equalization Plan from a series of monthly payments for the life of Mr. Gammie and his spouse to an actuarially equivalent single sum payment determined at the time of his retirement by reference to his actuarial life expectancy, calculated pursuant to tables then in use under the Retirement Plan, and a then-current rate of interest, as specified in the Agreement.
                   HUMAN RESOURCES AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION
POLICIES FOR COMPENSATION OF EXECUTIVE OFFICERS
     The basic policy underlying the Company's compensation program for executive officers is that their compensation should vary depending on the Company's success in meeting its financial and strategic objectives and in creating value for shareholders. In addition to salary, the compensation program consists of the Annual Bonus Plan, stock option plans, and the Long-Term Cash Incentive Plan.
     For 1993, the Committee considered the following factors in determining the compensation program design, the performance measures, and the goals:
     (Bullet) FINANCIAL PERFORMANCE: The measure of financial success used in both the Annual Bonus Plan and the Long-Term Cash Incentive Plan was Return on Capital Employed. The capital intensive nature of the Company's business means that it is critical to evaluate earnings in the context of the resources required to generate them. In addition, there has been a strong historical relationship between Return on Capital and market valuation for companies in the paper products industry.
     (Bullet) VALUE CREATION: Direct linkage between the executives'
              compensation and the creation of value for shareholders is provided by stock option plans, in which executives' gains equal the stock appreciation from the date of grant to the date of exercise, times the number of options granted.
                                       14

     (Bullet) INDUSTRY CYCLICALITY: The paper products industry is cyclical, with broad price swings influencing all market participants. As a result, the Committee believes it is important to evaluate the Company's financial performance in a competitive context to adjust for market-driven results (both positive and negative) that are beyond the Company's control. Therefore, the Company's performance relative to a group of comparison companies is considered in determining executive officers' awards under both the Annual Bonus Plan and the Long-Term Cash Incentive Plan. The comparison group used includes the companies in the Dow Jones Paper Products Group used in the Total Shareholder Return graph on page 17, with the exception of Mead Corporation, as well as three additional companies in the paper industry: Abitibi-Price, Inc., Chesapeake Corp., and Stone Container Corporation.
     (Bullet) ATTAINMENT OF STRATEGIC OBJECTIVES: The Committee believes that the compensation program should provide incentives for the attainment of the Company's strategic objectives such as the Company's rigorous cost control program. The Committee believes that a resulting lower cost structure should help improve the Company's financial performance during all phases of the paper industry cycle, and is expected to promote particularly strong performance during positive phases of the cycle.
     In light of these factors, the 1993 compensation program for the Company's executive officers included base salary and the following additional components:
          (Bullet) Large stock option grants, equivalent to what would have been granted in 1992, 1993, and 1994 combined, were made to the Company's senior executives in 1992. These large grants were intended to provide additional incentives to promote shareholder interests over the middle term and to maintain and continue to improve the Company's favorable cost positioning. Because recipients of these awards are not eligible for additional stock option grants until 1995, no additional grants were made in 1993.
          (Bullet) The Long-Term Cash Incentive Plan, introduced in 1992, will pay out only if the Company's financial results relative to peer companies are better during the 1992-1994 period than they were during the preceding three years. The formula used for computing awards is based upon the Company's rank positioning on average Return on Capital Employed for the three year measurement period compared to its rank positioning on average Return of Capital Employed during the three preceding years. The level of payout will depend on the Company's level of improvement. This provides incentives to improve financial performance.
          (Bullet) The Annual Bonus Plan bases rewards in part on the Company's
                   Return on Capital Employed and in part on each executive officer's individual and business unit performance relative to objectives set in the context of the corporate strategy. This allows executives to be rewarded for actions that enhance the Company's long term success, even though they may not have a favorable impact on current financial performance.
     The cyclical nature of the paper products industry, combined with the major new strategic initiatives undertaken by the Company in recent years, argue for a heavy weighing of performance measured over more than a one-year period. As a result, the executive officers' target and maximum compensation opportunities under the two long-term incentive programs combined are greater than their annual incentive opportunities.
     At target incentive levels, executive officers would be paid close to, or slightly below, the median of comparable executives in comparison companies in the paper products industry. Actual compensation could range from well below to well above this level, depending on the Company's performance. Both analysis of surveys of competitive pay practices and proxy statement disclosures of comparable companies are used to assess the Company's pay positioning.
     Commencing in 1994, the Omnibus Budget Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid to top executive officers in excess of $1 million per person. The Compensation Committee and the Stock Option Committee intend in 1994 to examine the new rules and determine whether the Company may provide non-deductible executive compensation.
                                       15

COMPENSATION OF THE CEO AND EXECUTIVE OFFICERS DURING 1993
     Within the context of the compensation policy described above, 1993 decisions regarding compensation of the Chief Executive Officer and the other executive officers listed in the Summary Compensation Table were as follows:
     (Bullet) SALARY: The Committee concluded that a small increase in the CEO's salary was appropriate given competitive practices, and the CEO's strategic initiatives that the Committee believes will help the Company's long term performance. Therefore, his salary was increased by 4.6% in 1993, from $550,000 to $575,000, following two years of no change. Salary increases for the other executive officers were based upon considerations of competitive practices, individual performance, and scope of responsibilities.
     (Bullet) ANNUAL BONUS AWARD: The Company's financial performance, measured by Return on Capital Employed, did not meet the criteria required for earning an award on this component of the annual plan. In light of the financial results, the Committee concluded that no award was merited for the individual performance component either, and, accordingly, no annual bonus awards were paid for 1993 to the CEO or the other executive officers.
     (Bullet) STOCK OPTION GRANTS: The CEO and other executive officers participated in the three-year option grant program described above. As a result, they did not receive option grants in 1993, and their next option grant will occur no earlier than 1995.
     (Bullet) LONG-TERM CASH INCENTIVE PLAN: The CEO and other executive officers are also participants in the Long-Term Cash Incentive Plan described above. Their annualized target award opportunities under this plan are slightly below their annual bonus targets. They will receive payouts under this plan only if the Company's financial positioning relative to a group of comparison companies improves during the three year performance measurement period.
     All members of the Human Resources and Compensation Committee concur in this Report.
         D. R. Melville (Chairman)
         R. Barth
         R. Laster
                                       16

                            TOTAL SHAREHOLDER RETURN
          THE COMPANY VS. DOW JONES PAPER PRODUCTS GROUP* AND S&P 500
                                   1988-1993
     The table below compares the cumulative shareholder return of the Common Stock for the last five years with the cumulative total return of the Dow Jones Paper Products Group and the S&P 500, assuming a $100 investment on December 31, 1988.

             (Performance Graph appears here--see appendix)

* Companies include: Boise Cascade Corporation, Champion International Corporation, Consolidated Papers, Inc., Federal Paper Board Company, Inc., P.H. Glatfelter Company, International Paper Company, Mead Corporation, Union Camp Corporation, and Westvaco Corporation
                                   ITEM NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed KPMG Peat Marwick as independent auditors for the Company to audit its consolidated financial statements for the year ended December 31, 1994, and has requested that the shareholders ratify the appointment. KPMG Peat Marwick currently serves the Company and its subsidiaries as independent auditors. Representatives of KPMG Peat Marwick will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
                           PROPOSALS BY SHAREHOLDERS
     A shareholder who wishes to present a proposal for inclusion in the proxy materials relating to the Annual Meeting of Shareholders to be held in 1995 should submit his or her proposal to the Secretary of the Company, 55 East Camperdown Way, Post Office Box 1028, Greenville, South Carolina 29602. Any proposal must be received on or before November 28, 1994, and the proponent must comply with the proxy rules under the Securities Exchange Act of 1934, as amended.
                                       17

                            EXPENSES OF SOLICITATION
     The Company will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, it is expected that some of the Company's officers and regular employees may solicit, without additional compensation, proxies by telephone, telegraph, or oral communication. The Company may reimburse persons holding shares in their names or those of their nominees for their reasonable expenses in sending proxy materials to principals. Further, the firm of Morrow & Co., Inc., has been retained to assist in the soliciting of proxies for a fee of $5,500, plus expenses.
                                          BOWATER INCORPORATED
Greenville, South Carolina
April 4, 1994
                                       18

                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                 (Bowater logo)

                                 DATE AND TIME
                            WEDNESDAY, MAY 25, 1994
                                 AT 10:30 A.M.
                                     PLACE
                                   OMNI HOTEL
                             222 EAST THIRD STREET
                           CHARLOTTE, NORTH CAROLINA
                  PLEASE SIGN YOUR PROXY AND RETURN IT IN THE
                 ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOU MAY
                BE REPRESENTED AT THE MEETING IF YOU DO NOT PLAN
                             TO ATTEND PERSONALLY.
                                       19

                                BOWATER INCORPORATED
                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
                   OF THE COMPANY FOR ANNUAL MEETING MAY 25, 1934
R
         The undersigned hereby appoints Robert C. Lancaster, Ecton R. Manning and Wendy C. Shiba, or any one or more of them, each with full power of substitution, as proxies for the undersigned, to vote, as designated below, all the shares of 7% PRIDES Series B Convertible Preferred Stock, par value $1 per share, of Bowater Incorporated held of record by the undersigned on March 28, 1994, at the annual meeting of shareholders to be held May 25,
O 1994, or any adjournment(s) thereof and in their discretion, to vote upon any other matters which may properly come before the meeting. Election of Directors, Nominees:
X
    Anthony P. Gammie, H. Gordon MacNeill,
    Richard Barth, James White
Y
                                           COMMENTS (change of address) [ ]
                                           (If you have written in the above
                                           space, mark the corresponding box on
                                           the reverse side of this card.)
     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.
                                                                  SEE REVERSE
                                                                     SIDE

      *
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS     FOR ALL NOMINEES [ ]             WITHHOLD AUTHORITY (to [ ]
                             LISTED BELOW                     vote for all nominees below)
1. ELECTION OF DIRECTORS   EXCEPTIONS* (as indicated M
                           to the contrary below)

 Anthony P. Gammie, H. Gordon MacNeill, Richard Barth, James White
 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) Exceptions
2. Proposal to ratify the appointment of independent
auditors.                FOR [ ]              AGAINST [ ]           ABSTAIN [ ]
                                     PROXY DEPARTMENT
                                     NEW YORK, N.Y. 10203 0468    Address Change
                                                                   Mark Here [ ]
                                           Change of address comments on reverse
                                           side.
                                           (Signature should conform exactly as
                                           name shown on this proxy. Executors,
                                           administrators, guardians, trustees,
                                           attorneys and officers signing for
                                           corporations should give full title.)
                                           Dated                          , 1994
                                              (Please be sure to insert date)
                                           Signed
                                                  Votes MUST be indicated
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.
                                                (x) in Black or Blue ink. [ ]

                                BOWATER INCORPORATED
                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
                   OF THE COMPANY FOR ANNUAL MEETING MAY 25, 1934
R
         The undersigned hereby appoints Robert C. Lancaster, Ecton R. Manning and Wendy C. Shiba, or any one or more of them, each with full power of substitution, as proxies for the undersigned, to vote, as designated below, all the shares of Common Stock, par value
    $1 per share, of Bowater Incorporated held of record by the undersigned on March 28, 1994, at the annual meeting of shareholders to be held May 25,
O 1994, or any adjournment(s) thereof and in their discretion, to vote upon any other matters which may properly come before the meeting. Election of Directors, Nominees:
X
    Anthony P. Gammie, H. Gordon MacNeill,
    Richard Barth, James White
Y
                                           COMMENTS (change of address) [ ]
                                           (If you have written in the above
                                           space, mark the corresponding box on
                                           the reverse side of this card.)
     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.
                                                                  SEE REVERSE
                                                                     SIDE

      *
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS     FOR ALL NOMINEES [ ]             WITHHOLD AUTHORITY (to [ ]
                             LISTED BELOW                     vote for all nominees below)
1. ELECTION OF DIRECTORS   EXCEPTIONS* (as indicated [ ]
                           to the contrary below)

 Anthony P. Gammie, H. Gordon MacNeill, Richard Barth, James White
 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) Exceptions
2. Proposal to ratify the appointment of independent
auditors.                FOR [ ]              AGAINST [ ]           ABSTAIN [ ]
                                     PROXY DEPARTMENT
                                     NEW YORK, N.Y. 10203 0468    Address Change
                                                                   Mark Here [ ]
                                           Change of address comments on reverse
                                           side.
                                           (Signature should conform exactly as
                                           name shown on this proxy. Executors,
                                           administrators, guardians, trustees,
                                           attorneys and officers signing for
                                           corporations should give full title.)
                                           Dated                          , 1994
                                              (Please be sure to insert date)
                                           Signed
                                                  Votes MUST be indicated
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.
                                                (x) in Black or Blue ink. [ ]


****************************************************************************
                                   APPENDIX

On the Shareholders Letter page, the Bowater logo and signature of A. P. Gammie appears where indicated.

On the Notice page the signature of Wendy C. Shiba appears where indicated.

On Page 17 the Performance Graph appears where noted. Plot points are as listed as follows:


                  1988      1989      1990     1991      1992      1993
Bowater Inc.      100       104.8      84.92    93.02    108.62    107.36
S&P 500           100       131.23    127.11   165.29    177.57    195.23
Peer Total        100       111.47     97.87   126.98    129.69    141.07


On the Back Cover the Bowater logo appears where indicated.